Exhibit 10.1

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED PROMISSORY NOTE

This Amendment (this “Amendment”) to that certain 3rd Amended & Restated Promissory Note, dated as of February 4, 2025 (the “Note”) made by CSLM Acquisition Corp. (formerly Consilium Acquisition Corp. I, Ltd., a Cayman Islands exempted company, the “Maker”), in favor of Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company (“Payee”), is made and entered into effective as of May 23, 2025 (the “Effective Date”) by Maker and Payee. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

RECITALS

WHEREAS, Maker and Payee agreed to amend the Note; and

WHEREAS, Maker and Payee desire and have agreed to amend the Principal Amount of the Note as set forth below.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Maximum Amount. The Note is hereby amended as follows:

The Principal Amount. The Principal Amount on the face of the Note shall be deleted and replaced with the following amount:

“Up to $4,000,000.”

2. The second paragraph of the Note shall be deleted and replaced with the following paragraph:

“WHEREFORE: Maker promises to pay Payee, or order, the principal balance as set forth on Schedule A hereto, together with all accrued and unpaid interest due on such outstanding balance, in cash in lawful money of the United States of America, on the terms and conditions described below; which schedule shall be updated from time to time by the parties hereto to reflect all advances and re-advances of principal outstanding under this Note; provided that at no time shall the aggregate of all advances and re-advances of principal outstanding under this note exceed FOUR MILLION DOLLARS ($4,000,000.00) (the “Maximum Amount”). Any advance hereunder shall be made by the Payee upon a request of Maker and shall be set forth on Schedule A. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.”

3. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

4. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CSLM ACQUISITION CORP.

By:	/s/ Charles Cassel
Name: Charles T. Cassel III
Title: Chief Executive Officer

Acknowledged and agreed as of the day and year first above written.

CONSILIUM ACQUISITION SPONSOR I, LLC

By:	/s/ Charles Cassel
Name: Charles T. Cassel III
Title: Manager